EXHIBIT AND FINANCIAL STATEMENTS TO BE FILED BY EDGAR


 Exhibit:
                G      -  Financial Data Schedule.


 Financial Statements:

                1-A    -  EI  Consolidated Balance  Sheets, actual
                          and pro  forma, as at June  30, 1995 and
                          Consolidated Statement of Operations and
                          Accumulated  Deficit,   actual  and  pro
                          forma,  for  the  twelve   months  ended
                          June 30,   1995;   pro   forma   journal
                          entries.

                1-B    -  GPU  (Corporate) Balance  Sheets, actual
                          and pro forma, as at June 30, 1995 and Consolidated Statements of Income and
                          Retained Earnings, actual and pro forma, for the twelve months ended June 30, 1995; pro forma journal entries.
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